Exhibit 99.3

EXTENDED STAY AMERICA ANNOUNCES DISTRIBUTIONS

FOR FOURTH QUARTER 2015

- Distribution of $0.17 per Paired Share-

CHARLOTTE, N.C. – February 23, 2016 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE:STAY) and its subsidiary, ESH Hospitality, Inc. today announced that their Boards of Directors have declared a combined cash distribution of $0.17 per Paired Share for the fourth quarter of 2015. This includes a distribution of $0.15 per share payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders and a distribution of $0.02 per share payable to Extended Stay America, Inc.’s common shareholders. These distributions will be payable on March 22, 2016 to shareholders of record as of March 8, 2016.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause actual results or performance to differ from any implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc. (collectively, the “Company”) filed with the SEC on February 23, 2016 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com